UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2006

CALPINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

Commission File Number: 001-12079

I.R.S. Employer Identification Number: 77-0212977

50 West San Fernando Street

San Jose, California 95113

Telephone: (408) 995-5115

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05 — COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES

On February 1, 2006, as part of its ongoing efforts to restructure under Chapter 11, Calpine Corporation (the “Company”) announced a plan designed to stabilize, improve and strengthen its core power generation business and its financial health. Components of the plan include the restructuring and/or elimination of certain non-core business activities and the closure of certain office locations. The plan contemplates a reduction in force of approximately 300 employees in connection with this initiative, including 166 domestic employees who were notified of the termination of their employment on February 1, 2006. Any termination payments that may be made to such employees are subject to approval of the bankruptcy court and, accordingly, cannot be estimated at this time. In addition, in connection with the office closures, the Company may seek to reject certain leases pursuant to the Chapter 11 bankruptcy proceedings; however, these costs are not expected to be material. With respect to additional or future restructuring activities and/or the elimination of other non-core business activities, the Company is not able to estimate costs associated with any such exit or disposal activities at this time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ Charles B. Clark, Jr.
Charles B. Clark, Jr.
Senior Vice President, Controller and Chief Accounting Officer

Date: February 7, 2006